Exhibit 10.5
                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of the 15th day of August, 1996, between C-PHONE CORPORATION (formerly Target Technologies, Inc.), a New York corporation having its executive office at 6714 Netherlands Drive, Wilmington, North Carolina 28405 (the "Company"), and David DeSimone, residing at 2365 Kimbrough Court, Dunwoody, GA 30350 (the "Employee").

     The Company desires to employ the Employee on the terms and conditions set forth herein, and the Employee desires to accept such employment.

     In consideration of the undertakings set forth in this Agreement, and intending to be legally bound, the parties agree as follows:

     1. GENERAL AGREEMENT FOR SERVICES. The Company employs the Employee and the Employee accepts employment, upon the terms and conditions of this Agreement.

     2. TERM OF EMPLOYMENT. The Employee shall be available to commence and shall commence full-time employment on September 3, 1996. Subject to any provisions of this Agreement governing extension or early termination of this Agreement, the term of employment shall be two years (the "Initial Term"). After the Initial Term, this Agreement shall continue for successive terms of one year unless terminated by either party giving notice of intention not to renew this Agreement at least 90 days prior to the end of the Initial Term or the renewal term then in effect.

     3. DUTIES.
        ------

     (a) The Employee shall devote the Employee's attention and energies to the business of the Company and its affiliates, if any, on a full-time basis, and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from investing the Employee's assets in such manner as will not require the Employee to expend any time or effort in regard thereto or to perform any services in connection therewith.

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

     (b) The Employee shall serve the Company and its affiliates faithfully, diligently and in good faith.

     (c) The Employee shall perform such services as may be required of the Employee by the Company and its affiliates, under and subject to the instructions, directions and control of the Board of Directors and the senior executives of the Company, including without limitation the Company's chief executive officer and the Company's chief operating officer. The Employee shall serve initially as the Vice President of Sales & Marketing of the Company. The Employee's primary responsibility shall be to perform those duties reasonably required of, and related to, the Employee's position and such other duties as may be assigned to the Employee from time to time which are not inconsistent with those customarily assigned to senior employees of the Company. If the Employee is elected as a director of the Company or is promoted to a more senior position within the Company, during the term of this Agreement, the Employee shall serve in such capacities without further remuneration.

     (d) At all times during the term of this Agreement, the Employee shall adhere to all rules and regulations that have been or that hereafter may be established by the Company for the conduct of its employees.

     (e) The Employee shall be based at the Company's principal executive office. Travel and temporary work assignments at other locations may be required, but shall be of a kind and frequency common for the Employee's position or shall result from periodic assignment to tasks appropriate for the Employee.

     (f) The Employee affirms that the Employee is in good health, with no chronic or recurring illness, and is insurable at normal rates. If requested by the Company, the Employee shall cooperate in applying for and obtaining, at the Company's expense, key-man insurance for the benefit of the Company.

     4. COMPENSATION. As and for full and complete compensation to the Employee for the services the Employee agrees to render pursuant hereto, the Company agrees to pay to the Employee and the Employee agrees to accept the following:

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

     (a) The Company shall pay the Employee during the term of this Agreement an annual salary of no less than $100,000.00 (the "Base Salary") payable in equal bi-weekly installments, or as otherwise may be the practice of the Company in making salary payments.

     (b) The Employee shall be granted stock options to purchase shares of the Company's stock under the Company's 1994 Stock Option Plan as set forth on Schedule A - Employee Stock Options (which schedule is hereby made a part of this agreement).

     (c) During the term of this Agreement, the Employee shall receive a cash bonus based upon sales performance as set forth on Schedule B - Cash Bonus (which schedule is hereby made a part of this agreement). During the first year of employment, the Employee shall have the right to receive advances against the cash bonus in the amount of $7,500 per three month period. The advance shall be payable at the end of each three month period during such first year of employment. If earned cash bonuses are less than the total advances, the deficit shall be repaid by the Employee and, if not repaid, may be deducted from future compensation payments.

     (d) In consideration for the Employee's relocation to the Wilmington area, the Employee shall receive a non-accountable relocation expense payment as set forth on Schedule C - Relocation Package (which schedule is hereby made a part of this agreement).

     (e) The Company, in its sole and absolute discretion, at any time and from time to time, may increase the compensation to be paid to the Employee, either permanently or for a limited period, or pay to the Employee such bonus compensation as the Company may determine in its sole discretion.

     (f) All compensation paid to the Employee shall be subject to withholding and deductions to the extent required by applicable law.

     (g) The Employee shall be eligible to participate in and to be covered by each life insurance, accident insurance, health insurance and hospitalization, or other plan or benefit, if any, effective generally (and not only with respect to a specific individual or individuals) with respect to employees of the

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

Company, if the Employee shall be eligible under the terms of such plan, without restriction or limitation by reason of this Agreement. Nothing contained herein, however, shall be construed to require the Company to establish any plans not in existence on the date hereof, to continue any plans in existence on the date hereof, or to prevent the Company from modifying and/or terminating any of the plans in existence on the date hereof, and no such act or omission shall be deemed to affect this Agreement or any of the provisions contained herein.

     (h) Each full year of this Agreement, the Employee shall be entitled to a vacation of two weeks with full compensation. The Employee shall also be entitled to all paid holidays given by the Company to its senior employees. Vacation days not taken shall not accumulate and shall not be available to the Employee in subsequent years of this Agreement, unless the Employee is restricted from taking any planned vacation at the written request of the Company. Vacations shall be coordinated with the chief executive officer or chief operating officer of the Company, shall be scheduled by the Employee with due regard to the Employee's activities and responsibilities for the Company and shall not be for a continuous period of more than two weeks.

     (i) The Employee shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in performing the Employee's services hereunder, within the limits of authority which may be established by the Company from time to time, provided that the Employee properly accounts for such expenses in accordance with the Company policy.


     5. CONFIDENTIALITY.
        ---------------

     (a) The Employee shall treat as confidential any proprietary, confidential or non-public information relating to the business or interests of the Company or any affiliate of the Company, including, without limitation, business plans or technical projects of the Company or any affiliate, and any research datum or result, invention, customer list, process or other work product developed by or for the Company or any affiliate, whether on the premises of the Company or elsewhere ("Confidential Information"). The Employee shall not disclose, utilize or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of the Employee under this Agreement, without the prior consent of the Company. Notwithstanding

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

the foregoing, the provisions of this Section 5(a) shall not apply to any Confidential Information which is, or at some later date becomes, publicly known under circumstances involving no breach of this Agreement or which is required to be disclosed pursuant to order or requirement of a court, administrative agency or other governmental body, provided that the Company has been given appropriate notice of such proceeding and an opportunity to contest such disclosure.

     (b) All business and technical records, information relating to the business of the Company and its affiliates, papers, documents, correspondence, or studies containing information relating to the Company and its affiliates, in all cases irrespective of the manner in which such information is kept or stored ("business records"), made or kept by the Employee or under the Employee's possession or control shall be and remain the property of the Company, and shall be surrendered to the Company upon the termination of the Employee's employment. Upon such termination, the Employee shall not take with him, publish, or disclose, or otherwise use, without the consent of the chief executive officer of the Company, any business records.

     (c) The Employee agrees that during the period of the Employee's employment hereunder and for a period of two years following the date upon which such employment shall terminate, the Employee shall not, in any capacity, compete or attempt to compete with the business of the Company; and the Employee acknowledges that a portion of the payments being made to the Employee hereunder are being made, in part, as consideration for such noncompetition agreement. The Employee represents and agrees that in the event of the termination of the Employee's employment hereunder, the Employee's experiences and capabilities are such that the Employee can obtain employment in a non-competing business, and that the enforcement of a remedy by way of injunction will not prevent the Employee from earning a livelihood. The Employee further represents and agrees that the covenants contained in this Section 5(c) are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     (d) The provisions of this Section 5 on the part of the Employee shall be construed as an agreement independent of any other provision contained in this Agreement and shall be enforceable in both law and equity, including by

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

temporary or permanent restraining order, notwithstanding the existence of any claim or cause of action of the Employee against the Company or any affiliate of the Company, whether predicated on this Section 5 or otherwise.

     (e) The Employee agrees that all processes, technologies and inventions, including new contributions, improvements, ideas or discoveries, whether patentable or not, conceived, developed, invented or made by or under the supervision of the Employee (collectively, "Inventions" ) during the period of the Employee's employment by the Company, shall belong to the Company, provided that the Inventions grow out of the Employee's work with the Company or are related in any manner to any business (commercial or experimental) of the Company. The Employee agrees that the Employee shall promptly (i) disclose all Inventions to the Company, (ii) assign to the Company, without additional compensation, all patents and other rights to all Inventions for the United States and all foreign countries, (iii) sign all papers necessary to carry out the above, and (iv) give testimony (but without expense to the Employee) in support of the Employee's inventorship. In the event that any Invention is described in a patent application or is disclosed to third parties by the Employee, directly or indirectly, within one year after leaving the employ of the Company, it is to be presumed that the Invention was conceived or made during the period of the Employee's employment by the Company. The Employee agrees that the Company shall be entitled to shop rights with respect to any Invention conceived or made by the Employee during the period of the Employee's employment by the Company that is not related in any manner to any business (commercial or experimental) of the Company but which was conceived or made on the Company's time or with the use of the Company's facilities or materials. Attached as an exhibit to this Agreement is a complete list of any Inventions, patented or unpatented (including a brief description thereof), which the Employee conceived or made prior to the Employee's employment by the Company, and which the Employee desires to exclude from this Agreement. There is no other contract to assign Inventions that is now in existence between the Employee and any other person, firm or corporation, unless indicated on the exhibit, if any, attached to this Agreement, and unless a copy of any such other contract is attached to such exhibit.

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

         6.  TERMINATION.
             -----------

     (a) DEATH. In the event that the Employee shall die during the term of this Agreement, then, notwithstanding any other provisions hereof, the Employee's employment hereunder and the term of this Agreement shall terminate forthwith. In addition to any unpaid compensation then accrued, the Employee's Estate shall be entitled to receive the proceeds of any life insurance on the Employee's life if and to the extent then maintained by the Company for the Employee's specific benefit.

     (b) DISABILITY. If the Employee shall become incapacitated during the term of this Agreement to such an extent that the Employee shall be unable to perform the Employee's duties hereunder, and such incapacity shall continue for at least six consecutive weeks or for at least 60 days in any twelve month period, the Company may, at or at any time thereafter, and during the continuance of such incapacity, give notice to the Employee of the termination of the Employee's employment hereunder on an date stated in such notice, and, in such event, the Employee's employment hereunder and the term of this Agreement shall terminate on such date; PROVIDED, HOWEVER, that such termination shall not affect any disability payments otherwise due hereunder to the Employee. Irrespective of the foregoing, the Employee also may be terminated by the Company at such time as the Employee becomes unable to perform any duties hereunder by reason of disability, as defined in the Employer's disability insurance coverage, if any, if the Employee is then entitled to disability payments under such coverage at a rate at least equal to two-thirds of the Employee's Base Salary.

     (c) FOR CAUSE. If, during the term of this Agreement, the employment of the Employee by the Company should terminate by reason of the Employee's voluntary action, or by the Company for "Cause", then the Company's obligations for payment or delivery of salary, incentive bonus, if any, and other entitlements under this Agreement with respect to any future period shall thereupon terminate. Written notice of termination for Cause shall be given by the Company to the Employee and shall be effective upon receipt. For purposes of this Agreement, Cause includes (i) the Employee's (a) willful refusal to carry out specific lawful directions of the Board of Directors, the chief executive officer of the Company or the chief operating officer of the Company, which directions shall be consistent with the provisions of this Agreement, or (b) refusal, failure or inability to perform part of the Employee's duties or

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

responsibilities to the Company and its affiliates, which refusal, failure or inability, whether under subclause (a) or subclause (b) of this clause (i), is not remedied promptly, but in no event later than, five days after notice thereof to the Employee, (ii) the Employee's commission of an act of fraud, misappropriation or dishonesty (including falsification of information (such as with respect to the Employee's prior experience or ability, among other things) given to the Company in connection with the Employee's hire) to the Company or any of its affiliates or falsification of a written document delivered to the Company or any of its affiliates or on the Company's or such affiliate's behalf,
(iii) the Employee's commission of a crime with respect to which, in the reasonable judgment of the Company, the Employee is likely to be incarcerated or as a result of which the Company, in its reasonable judgment, determines it would be inappropriate for the Employee to continue as an employee of the Company, and (iv) notice of intention to breach any of the terms or conditions of this Agreement.

     (d) WITHOUT CAUSE. If, during the term of this Agreement, the employment of the Employee shall be terminated by the Company without Cause, then the Company shall continue to pay the Employee the Employee's Base Salary, during the lesser of (I) the balance of the current term of this Agreement, or (ii) two months, on the normal salary payment dates. The Employee shall have no duty to attempt to mitigate such obligation of the Company; PROVIDED, HOWEVER, that any compensation thereafter earned by the Employee from any other source during the foregoing period shall be offset against such obligation of the Company. In the event of such termination, all other obligations of the Company to the Employee under this Agreement arising and accruing after the date of the Employee's termination shall terminate, except as otherwise specifically provided to the contrary under this Agreement or by applicable law. The Employee shall have the right to elect to terminate this Agreement, and treat such termination as non-voluntary by the Employee and a termination without Cause by the Company, if the Employee does not receive from the Company any compensation or other payment due to the Employee (pursuant to this Agreement) within ten days after such compensation or other payment is due; PROVIDED, HOWEVER, that the Company does not remedy such action within fifteen days after notice thereof by the Employee to the Company.

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

     7. INDEMNITY OF EMPLOYEE FOR GOOD FAITH ACTS AND OMISSIONS. The Company agrees to indemnify, defend and hold the Employee harmless of and from any liability, loss, expense, claim, cost, or other damage whatsoever arising out of or in connection with any act or omission of the Employee, taken or omitted in good faith in any capacity in which the Employee is acting for, or at the request of, the Company, to the extent permitted by applicable law.

     8. MISCELLANEOUS PROVISIONS.
        ------------------------

     (a) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties with respect to the employment of the Employee by the Company and supersedes all prior agreements, arrangements and understandings between the parties with respect thereto.

     (b) MODIFICATION. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by an instrument executed by the party to be charged, or in the case of a waiver, by the party waiving compliance.

     (c) WAIVER. The failure of either party at any time or times to require performance of any provision of this Agreement in no manner shall affect the right at a later time to enforce the same. No waiver by either party of a breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach, or a waiver of any other term or covenant contained in this Agreement.

     (d) NOTICES. All notices, demands, consents, waivers and other communications ("Communications") given under this Agreement may be in writing and shall be given (and shall be deemed to have been duly given) upon the earlier of actual receipt, one business day after being sent by telegram or telecopier or three business days after being sent by registered or certified mail to the parties at the addresses set forth above or to such other address as either party may hereafter specify by notice to the other party. Simultaneously with sending a Communication to the Company, a copy of the Communication shall be sent to Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, New York 10017, Attention: Arthur A. Katz, Esq. Irrespective of the foregoing, notice of change of address shall be effective only upon receipt.

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

     (e) GOVERNING LAW. This Agreement and any supplemental agreements hereto shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to contracts made and to be performed wholly within such state and the courts of said state, including the federal courts therein, shall have sole and exclusive jurisdiction of the parties and of the subject matter of their respective agreements. Venue for any legal action shall be in New Hanover County, North Carolina and in any legal action between the parties, service of process may be accomplished by certified mail..

     (f) ATTORNEYS' FEES AND DISBURSEMENTS. In the event that either party takes legal action to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses incurred in connection therewith.

     (g) ASSIGNABILITY. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations hereunder, to a successor by merger or to a purchaser of substantially all of its assets, and such rights and obligations shall inure to, and be binding upon, any such successor.

     (h) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

     (i) INVALIDITY. The invalidity of any part of this Agreement is not intended to render invalid the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision is intended to be interpreted to be only so broad as is enforceable.

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

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

C-PHONE CORPORATION



By: /s/ DANIEL FLOHR
   ----------------------------------
        Daniel Flohr, President and
        Chief Executive Officer

EMPLOYEE



    /s/ DAVID DESIMONE
   ----------------------------------
        David DeSimone


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



SCHEDULE A

EMPLOYEE STOCK OPTIONS
----------------------

Stock  Options  under the  Company's  1994 Stock  Option Plan to acquire  40,000 shares of the Company's common stock shall be granted as of the date of commencement of employment (option price is determined by market price at that time) and shall be exercisable in accordance with the terms of the plan as follows:

         10,000 shares after one year from date of grant

         10,000 shares after two years from date of grant

         10,000  shares after three years from date of grant

         5,000 shares after six months from date of grant if C-Phone sales (excluding the set top box) equal or exceed $3,000,000 for the six month period beginning September 1, 1996 through February 28, 1997.

         5,000 shares after one year from date of grant if C-Phone sales (excluding the set top box) equal or exceed $6,000,000 for the six month period beginning March 1, 1997 through August 31, 1997.

Additional stock options under the Company's 1994 Stock Option Plan to acquire a minimum of 20,000 shares of the Company's common stock shall be granted on terms and conditions established by the Compensation Committee of the Board of Directors at the time of the grant (option price to be determined by market price at the time of grant) as follows:

         a minimum of 10,000 shares at the first meeting of the Compensation Committee of the Board of Directors occurring after February 28, 1997, which shall be exercisable based upon achieving performance goals during the twelve month period ending February 28, 1998 ("Fiscal 1998") to be established by the Compensation Committee of the Board of Directors at that time.

         a minimum of 10,000 shares at the first meeting of the Compensation Committee of the Board of Directors occurring after February 28, 1998, which shall be exercisable based upon achieving performance goals during the twelve month period ending February 28, 1999 ("Fiscal 1999") to be established by the Compensation Committee of the Board of Directors at that time.

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

SCHEDULE B


ANNUAL CASH BONUS FOR C-PHONE SALES ONLY (EXCLUDING SET TOP BOX)
----------------------------------------------------------------

         FOR PERIOD 09/01/96 - 02/28/97
         ------------------------------

         $15,000 bonus if period sales are $2 million, but less than $3 million

         $30,000 bonus if period sales are $3 million, but less than $4 million

         $50,000 bonus if period sales are $4 million, but less than $5 million

         $75,000 bonus if period sales are $5 million, but less than $6 million

         $100,000 bonus if period sales are or exceed $6 million

         FOR FISCAL 1998 & 1999
         ----------------------

         $30,000 bonus if annual sales are $4 million, but less than $6 million

         $60,000 bonus if annual sales are $6 million, but less than $8 million

         $100,000 bonus if annual sales are $8 million, but less than $10 million

         $150,000 bonus if annual sales are $10 million, but less than $12 million

         $200,000 bonus if annual sales are $12 million, but less than $15 million

         $300,000 bonus if annual sales are $15 million

         If annual sales exceed $15 million, bonus will be determined in good faith by the Compensation Committee of the Board of Directors.

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


SCHEDULE C


RELOCATION PACKAGE
------------------

Payment aggregating $35,000 will be made on the following schedule:

         $5,000 At the signing of the Employment Agreement

         $7,500 October 1, 1996

         $22,500 Upon closing of the sale of the DeSimone residence at 2365 Kimbrough Court, Dunwoody, GA, 30350

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